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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED


                         CERTIFICATE OF INCORPORATION

                                      OF

                          EIS MERGER SUBSIDIARY, INC.


                                   ARTICLE I
                                   ---------

                                     NAME

     The name of this corporation (hereinafter referred to as this "Corporation") is Intellisys Group, Inc.

                                   ARTICLE II
                                   ----------

                               REGISTERED OFFICE

     The address of its registered office in Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, State of Delaware 19901. The name if its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III
                                  -----------

                                    PURPOSE

     The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

                                AUTHORIZED STOCK

     The total number of shares of all classes of stock which this Corporation shall have authority to issue is Forty Million (40,000,000), consisting of Thirty Million (30,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
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     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h) Any other relative rights, preferences and limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

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                                   ARTICLE V
                                   ---------

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

     The business and affairs of this Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B

                          CLASSIFICATION OF THE BOARD

     The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3), the extra directors shall be a member of Class III and if the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the initial directors of this Corporation shall each be assigned to a class at the time of their election, and the directors assigned to Class I shall serve for a term ending on the 1999 annual meeting of stockholders, directors appointed in Class II shall serve a term ending on the date of the 2000 annual meeting of stockholders and the directors appointed to Class III shall serve for a term ending on the date of the 2001 annual meeting of stockholders.

     In the event of any increase or decrease in the number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be appointed by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article V, as applied to the new authorized number of directors.

     Notwithstanding any of the foregoing provisions of this Article V, a director shall hold office until the annual meeting of stockholders for the year in which his term expires and until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

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                                   SECTION C

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Any vacancy on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   SECTION D

                            LIMITATION ON LIABILITY

     1.   Limitation On Liability.

     A director shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Section shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     If the General Corporation Law of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as so amended from time to time. Any repeal or modification of this Section by stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such repeal or modification.

     2.   Amendment or Repeal.

     Any repeal or modification of the foregoing provisions of this Section D shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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                                   SECTION E

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of this Corporation.

                                   ARTICLE VI
                                   ----------

                                      TERM

     The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII
                                  -----------

                              STOCK NOT ASSESSABLE

     The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Amended and Restated Certificate of Incorporation shall not be subject to amendment in this respect.

                                  ARTICLE VIII
                                  ------------

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A

     Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


                                   SECTION B

                          ANNUAL AND SPECIAL MEETINGS

     No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

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                                   ARTICLE IX
                                   ----------

                ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

     The affirmative vote of the holder of at least 66-2/3% of the voting power of all of the shares of capital stock of this Corporation entitled to vote generally, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for this Corporation to take any action to authorize:

     (a) the amendment, alteration or repeal of any provision of this Amended and Restated Certificate of Incorporation or the addition or insertion of other provisions therein;

     (b) the adoption, amendment or repeal of any provision of the Bylaws of this Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of this Corporation shall be required to authorize, the adoption, amendment or repeal of any provisions of the Bylaws of this Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section E of Article V of this Amended and Restated Certificate of Incorporation;

     (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (ii) which at least 75% of the members of the Board of Directors then in office have approved;

     (d) the sale, lease, exchange or other disposition of all, or substantially all, of this Corporation's property and assets, with or without goodwill, if not made in the usual and regular course of this Corporation's business; and

     (c) the voluntary dissolution of this Corporation.

     All rights at this time conferred upon the stockholders of this Corporation pursuant to this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article IX.


                                   ARTICLE X
                                   ---------

                      APPOINTMENT AND REMOVAL OF OFFICERS

     The officers of this Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are prescribed by the Bylaws or determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

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                                  ARTICLE XI
                                  ----------

     Each reference in this Amended and Restated Certificate of Incorporation to any provision of the General Corporation Law of Delaware refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.

                                       7